UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 8, 2019, Robert J. McNally, President and Chief Executive Officer of EQT Corporation, provided the following letter to EQT Corporation employees:

Dear Fellow Employees,

Earlier today we issued a news release announcing the filing of our preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). A proxy statement is a filing with the SEC that contains information regarding our company and our July 10, 2019 Annual Meeting of Shareholders, including the Board of Directors’ decision to nominate three new highly qualified and independent director candidates for election.

Board refreshment is a priority for us, and the three individuals — Janet L. Carrig, James T. McManus II and Valerie A. Mitchell — will add extensive upstream, operating and executive experience to the EQT Board. In connection with these nominations, we announced that Jim E. Rohr, Bray Cary Jr. and Lee T. Todd Jr. will be stepping down from the Board. These Board members have served EQT well, and on behalf of the other directors and our management team, I thank them for their service to the Company.

In the spirit of transparency, I wanted to share with you some additional thoughts and insights about today’s announcement. The decisions communicated in the press release are very positive steps for EQT as we build out our new culture, enhance operational efficiency, reduce costs and drive significant and sustainable cash flow. We are confident that our new nominees are best qualified to help ensure EQT continues to build on our recent progress and enhance value for all of our stakeholders, including all of you.

As you know, Toby Rice and his brother Derek have launched a public proxy contest seeking to alter the composition of our Board. They have nominated nine director candidates — who would constitute a majority of the Board, if elected — to stand for election at our upcoming annual meeting. We continue to believe the Rice group’s suggestions are misguided and counterproductive.

Moving forward, we will soon be entering the official “solicitation period” of the proxy contest — this means that both the EQT Board and the Rice group will be communicating with shareholders (through mailings, press releases and in-person meetings) about why shareholders should vote for certain nominees. Our next formal communication will be our definitive proxy statement, which will be filed with the SEC and mailed to all shareholders, including employees who own stock. The definitive proxy statement will include, among other important information, instructions on how shareholders can vote their shares ahead of the annual meeting.

Importantly, the EQT Board intends to use a “universal proxy card” for this year’s meeting, a decision that underscores the Board’s commitment to best-in-class governance. A universal proxy card will list both the Company’s nominees and the Rice nominees, allowing shareholders to vote for any combination of nominees they choose. Universal proxy cards have been advocated for by the SEC, institutional investors and advisory firms as a way to ensure a more fair, less cumbersome voting process.

We will continue to keep you informed and will share additional details on how to vote any shares you may own of EQT as we get closer to the annual meeting.

We expect there will continue to be news and public speculation about this matter. As a reminder, if you receive any inquiries from the media or other third parties please refer them to Linda Robertson at 412-553-7827 or lrobertson@eqt.com. Inquiries from shareholders and the financial community should be forwarded to Blake McLean at 412-395-3561 or bmclean@eqt.com.

On behalf of the Board and management team, thank you for your focus and dedication over the last six months — your hard work has enabled us to achieve the ambitious goals we set out, and we are confident that with your continued support, we will continue to meet and exceed our objectives.

Please remain focused on your day-to-day responsibilities and continue building on our momentum by operating safely and efficiently.

Thank you,

Rob

Cautionary Statements

This communication contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted EBITDA. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Important Information

EQT Corporation (the Company) filed a preliminary proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the SEC) on May 8, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the 2019 Annual Meeting).  Details concerning the Company’s nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the preliminary proxy statement.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, when it becomes available, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s preliminary proxy statement for the 2019 Annual Meeting of Shareholders, filed with the SEC on May 8, 2019.  To the extent holdings of such participants in the Company’s securities have changed since the amounts described in (or are not set forth in) the preliminary proxy statement for the 2019 Annual Meeting of Shareholders, such changes (or initial ownership information and subsequent changes) have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the definitive proxy statement and other relevant materials to be filed with the SEC, if and when they become available.